AMENDMENT NO. 1 TO
             EXCHANGE OF STOCK AGREEMENT AND PLAN OF REORGANIZATION


         Amendment No. 1 dated as of September 5, 1996, to that certain Exchange of Stock Agreement and Plan of Reorganization dated July 16, 1996 (the "Stock Exchange Agreement"), by and between CEEE GROUP CORPORATION ("CEEE"), ATLANTIC INTERNATIONAL CAPITAL, LTD. ("Atlantic"), and each of the stockholders of the Corporation listed on the Amended and Restated Schedule I attached hereto (each, a "Stockholder" and collectively, the "Stockholders"). All capitalized terms used herein without definitions shall have the respective meanings ascribed to them in the Stock Exchange Agreement.

         WHEREAS, CEEE, Atlantic and the Stockholders desire to amend Schedule I to the Stock Exchange Agreement to create a uniform share exchange ratio with respect to the allocation of an aggregate of 18,183,759 shares to be issued to the Stockholders following an amendment to CEEE's Certificate of Incorporation to, among other things, increase the number of authorized shares.

         NOW, THEREFORE, in consideration of the above premises, CEEE, Atlantic and the Stockholders agree as follows:

         1. Schedule I of the Stock Exchange Agreement is hereby amended and restated in its entirety as set forth in the Amended and Restated Schedule I attached hereto.

         2. All other provisions of the Stock Exchange Agreement shall remain unchanged.

         3. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         4. This Amendment No. 1 and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

         5. This Amendment No. 1 to the Stock Exchange Agreement constitutes the entire amendment to the Stock Exchange Agreement and shall not constitute a modification, acceptance or waiver of any other provision of the Stock Exchange Agreement or any rights or claims thereunder.

         6. As modified hereby, the Stock Exchange Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the day and year hereinabove first set forth.


                                        ATLANTIC INTERNATIONAL CAPITAL,
                                        LTD.


                                        By:/s/ Richard Iamunno
                                           -------------------------------------
                                           Richard Iamunno
                                           President


                                        CEEE GROUP CORPORATION


                                        By:Richard Iamunno
                                           -------------------------------------
                                           Name: Richard Iamunno
                                           Title: President


                                        /S/ NORMAN HOSKIN
                                        ----------------------------------------
                                            NORMAN HOSKIN


                                        THE KUNNI LEMMEL TRUST


                                        By: /S/ HILDEBERTO S. DEFRIAS
                                           -------------------------------------
                                                HILDEBERTO S. DEFRIAS
                                                Trustee


                                        By:/S/ JOSEPH E. WAKEFIELD
                                           -------------------------
                                               JOSEPH E. WAKEFIELD
                                               Trustee


                                           /S/ RICHARD IAMUNNO
                                        ----------------------------------------
                                               RICHARD IAMUNNO


                                        THE AWIXA TRUST


                                        By:/S/ HILDEBERTO S. DEFRIAS
                                           -------------------------------------
                                               HILDEBERTO S. DEFRIAS
                                               Trustee


                                        By:/S/ JOSEPH E. WAKEFIELD
                                           -------------------------
                                               JOSEPH E. WAKEFIELD
                                               Trustee


                                        /S/ ROBERT L. FROME
                                        ----------------------------------------
                                            ROBERT L. FROME


                                        /S/ ROBERT H. FRIEDMAN
                                        ----------------------------------------
                                            ROBERT H. FRIEDMAN


                                        CENTERLINE ASSOCIATES


                                        By:/S/ JEANNE WILLIAMS
                                           -------------------------------------
                                               JEANNE WILLIAMS
                                               PRESIDENT
                                       -3-

                                        /S/ EITHNE WILMOTT
                                        ----------------------------------------
                                            EITHNE WILMOTT


                                        /S/ EDWARD COWLE
                                        ----------------------------------------
                                            EDWARD COWLE


                                        /S/ DEWORTH WILLIAMS
                                        ----------------------------------------
                                            DEWORTH WILLIAMS


                                        /S/ JAMES DOUGHTERY
                                        ----------------------------------------
                                            JAMES DOUGHTERY

                         AMENDED AND RESTATED SCHEDULE I



                                                                       Number of             Number of
                                                Number of              Exchange              Additional            Total Number
                                                Shares of            Shares to be           Shares to be           of Shares to
      Name of Stockholder                     Atlantic Held            Received               Received            be Received
---------------------------                 ----------------       ---------------          -------------        -----------------

Norman Hoskin                                      13.5                 945,000              2,454,808               3,399,808
2200 Corporate Blvd.
Suite 317
Boca Raton, FL 33431

THE KUNNI LEMMEL                                   30.0               2,100,000              5,455,128               7,555,128
TRUST
c/o Norman Hoskin
2200 Corporate Blvd.
Boca Raton, FL 33431

Richard Iamunno                                    13.5                 945,000              2,454,808               3,399,808
2200 Corporate Blvd.
Suite 317
Boca Raton, FL 33431

THE AWIXA TRUST                                    30.0               2,100,000              5,455,128               7,555,128
c/o Richard Iamunno
2200 Corporate Blvd.
Suite 317
Boca Raton, FL 33431

Robert Frome                                        1.23                 86,100                223,660                 309,760
505 Park Avenue
New York, NY 10022

Robert Friedman                                      .25                 17,500                 45,459                  62,959
505 Park Avenue
New York, NY 10022

Centerline                                          4.9                 343,000                891,004               1,234,004
Associates, Inc.
Jeanne Williams
850 E. Palm Ave
Boca Raton, FL 33432


                                                                     Number of             Number of
                                                Number of            Exchange              Additional            Total Number
                                                Shares of          Shares to be           Shares to be           of Shares to
      Name of Stockholder                     Atlantic Held          Received               Received            be Received
---------------------------                 ----------------     ---------------          -------------        -----------------

Eithne Wilmott                                      .07               4,900                     12,729             17,629
1234 S. Military
Trail, #1812
Deerfield Beach, FL
33442

Edward Cowle                                       2.085            145,950                    379,131            525,081
708 3rd Avenue
New York, NY 10017

DeWorth Williams                                   2.085            145,950                    379,131            525,081
56 West 440 South
Salt Lake City, UT
84101

James Dougherty
629 Sea Pineway B2
West Palm Beach, FL
33415                                              2.38            166,600                     432,773            599,373
                                                                 ---------                  ----------         ----------

                                                                 7,000,000                  18,183,759         25,183,759
                                                                 =========                  ==========         ==========